UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 28, 2015

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 28, 2015, Joseph F. Puishys, Chief Executive Officer of Apogee Enterprises, Inc. (“Apogee”), entered into a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act, under which he intends to exercise 150,171 stock options and sell the underlying shares of Apogee common stock, subject to specified price limits, beginning March 23, 2015 and continuing from time to time through March 25, 2016.

Mr. Puishys continues to be one of Apogee’s 25 largest shareholders. He holds 257,261 shares of Apogee common stock, well in excess of Apogee’s stock holding guideline of five times his base salary. This process will facilitate orderly exercise of his stock options and sale of common stock to minimize any market impact and avoid any concerns about the timing of the transactions.

Rule 10b5-1 permits individuals who are not then in possession of material non-public information to establish pre-arranged plans to trade stock. The rule allows individuals to buy or sell shares of stock at a specific price in the future, regardless of any subsequent material non-public information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon
General Counsel and Secretary

Date: February 3, 2015

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